UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 14, 2011

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

(631) 586-5200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

We held our annual meeting of shareholders on June 14, 2011. At the annual meeting, our shareholders considered two proposals, (i)the election of two Class I directors to serve for the ensuing three-year period until their respective successor is elected and qualified and (ii) the ratification of the appointment of J.H. Cohn LLP (“J.H. Cohn”) as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Our board of directors is divided into three classes with one class of directors being elected in each year and each class serving a three-year term.  The term of office of our Class I directors, consisting of Kenneth McSweeney and Harvey J. Bazaar expired at this year’s annual meeting.  The term of office of our Class II directors, consisting of Walter Paulick and Eric Rosenfeld, will expire at our annual meeting in 2012.  The term of office of our Class III director, Edward J. Fred will expire at our annual meeting in 2013.

We nominated Messrs. McSweeney and Bazaar for re-election as our Class I directors.  The following is a tabulation of the number of shares voted for the re-election of Messrs. McSweeney and Bazaar, the number of shares as to which authority was withheld with respect to the re-election of Messrs. McSweeney and Bazaar and the number of shares subject to broker non-votes with respect to the re-election of Messrs. McSweeney and Bazaar:

Name	For	Authority Withheld	Broker Non-Votes
Kenneth McSweeney	4,382,493	32,185	1,545,012
Harvey J. Bazaar	4,275,303	139,375	1,545,012

The following is a tabulation of the number of shares voted for the ratification of J.H. Cohn, the number of shares voted against the ratification of J.H. Cohn and the number of shares abstaining with respect to the ratification of J.H. Cohn:

For	Against	Abstain
5,873,082	112,003	5,180

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2011                                                                                                CPI AEROSTRUCTURES, INC.

By:	/s/ Vincent Palazzolo
Vincent Palazzolo
Chief Financial Officer